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                         INDEPENDENT AUDITORS' CONSENT



 We consent to the incorporation by reference in this Registration Statement of Northrop Grumman Corporation on Form S-8 of our report dated February 7, 1996, appearing in the Annual Report on Form 10-K of Northrop Grumman Corporation for the year ended December 31, 1995.



 DELOITTE & TOUCHE LLP
 Los Angeles, California

 May 16, 1996

                                  EXHIBIT 23.1
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